EXHIBIT 4.1


                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                             3DX TECHNOLOGIES INC.


            It is hereby certified that:

            1.  The  name  of the  corporation  is 3DX  TECHNOLOGIES  INC.  (the
"Corporation"), and the name under which the Corporation was originally incorporated is Novera Energy Inc. The original Certificate of Incorporation of the Corporation was filed with the Office of the Secretary of State of the State of Delaware on December 8, 1992. A Restated Certificate of Incorporation was filed with the Office of the Secretary of State of the State of Delaware on January 27, 1993. A Second Restated Certificate of Incorporation was filed with the Office of the Secretary of State of the State of Delaware on November 9, 1993. A third Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 17, 1993. A fourth Restated Certificate of Incorporation was filed with the Office of the Secretary of State of the State of Delaware on July 26, 1995. A fifth Restated Certificate of Incorporation was filed with the Office of the Secretary of State of the State of Delaware on December 19, 1996. An amendment to the fifth Restated Certificate was filed with the Office of the Secretary of State of the State of Delaware on December 24, 1996 (as amended, the "Fifth Restated Certificate").

            2. The Fifth Restated Certificate is hereby restated and further amended as follows: (i) to eliminate the series of the Corporation's Preferred Stock designated respectively as the Redeemable Preferred Stock, Series B and the Senior Redeemable Convertible Preferred Stock, Series C, and (ii) to reduce the total number of shares of capital stock that the Corporation shall have the authority to issue from Twenty-Four Million Five Hundred Thousand (24,500,000) shares to Twenty-One Million (21,000,000) shares, of which Twenty Million
(20,000,000) shares shall be Common Stock, par value $.01 per share, and One Million (1,000,000) shares shall be designated Preferred Stock, par value $.01 per share.

            3. Except for (i) the  inclusion of the  foregoing  amendments,  and
(ii) the renumbering of the Fifth Restated Certificate to effect the omission of such matters, there are no discrepancies between the provisions of the Fifth Restated Certificate as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

            4. The amendments to the Fifth Restated Certificate and the restatement of the Fifth Restated Certificate as amended as the sixth Restated Certificate of Incorporation (the "Sixth Restated Certificate") herein certified have been duly adopted by the stockholders of the Corporation in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.



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            The text of the Fifth  Restated  Certificate  is  restated  with the amendments described above, effective as of 10:00 a.m. on December 26, 1996 to read as follows:


            FIRST: The name of the corporation is 3DX Technologies Inc. (the "Corporation").

            SECOND: The address of the Corporation's registered office in the State of Delaware is located at 1013 Centre Road, City of Wilmington, County of New Castle. The name of its registered agent at such address is the Corporation Service Company.

            THIRD: The nature of the business and the purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware ("Delaware Corporation Law").

            FOURTH: The Corporation shall have the authority to issue two (2) classes of shares of capital stock, to be designated respectively "Preferred Stock" and "Common Stock". The total number of shares of stock that the Corporation shall have the authority to issue is Twenty-One Million (21,000,000). The total number of shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), that the Corporation shall have authority to issue is One Million (1,000,000). The total number of shares of Common Stock, par value $.01 per share (the "Common Stock"), that the Corporation shall have the authority to issue is Twenty Million (20,000,000).

            The following is a statement fixing certain of the designations and the powers, voting rights, preferences and relative, participating, optional and other rights of the Preferred Stock and the Common Stock of the Corporation, and the qualifications, limitations or restrictions thereof, and of the authority with respect thereto expressly granted to the Board of Directors of the Corporation to fix any such provisions not fixed by this Fifth Restated Certificate.


A.     PREFERRED STOCK

       The Board of Directors is hereby expressly vested with the authority to adopt a resolution or resolutions providing for the issue of authorized but unissued shares of Preferred Stock, which shares may be issued from time to time, in one or more series and in such amounts as may be determined by the Board of Directors in such resolution or resolutions. The powers, voting rights, designations, preferences and relative, participating, optional or other special rights, if any, of each series of Preferred Stock and the qualifications, limitations or restrictions, if any, of such preferences and/or rights (collectively, the "Series Terms"), shall be such as are stated and expressed in the resolution or resolutions providing for the issue of such series of such previously Preferred Stock (the "Series Terms Resolution") adopted by the Board of Directors. The powers of the Board of Directors with respect to the Series Terms of a particular series (any of which powers may by resolution of the Board of Directors be specifically delegated to one or more of its committees, except as prohibited by Delaware Corporation Law) shall include, but not be limited to, determination of the following:



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                  (1)   The number of shares constituting that series and the
       distinctive designation of that series;

                  (2) The dividend rate on the shares of that series, whether such dividends, if any, shall be cumulative, and, if so, the date or dates from which dividends payable on such shares shall accumulate, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                  (3) Whether that series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

                  (4) Whether that series shall have conversion privileges with respect to shares of any other class or classes of stock or of any other series of any class of stock, and, if so, the terms and conditions of such conversion upon the occurrence of such events as the Board of Directors shall determine;

                  (5) Whether the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the relative rights of priority of the shares of such series, if any, of redemption, the date or dates upon or after which the shares of such series shall be redeemable, provisions regarding redemption notices, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                  (7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

                  (8) The conditions or restrictions upon the creation of indebtedness of the Corporation or upon the issuance of additional Preferred Stock or other capital stock ranking on a parity therewith, or prior thereto, with respect to dividends or distribution of assets upon liquidation;

                  (9) The conditions or restrictions with respect to the issuance of, payment of dividends upon, or the making of other distributions to, or the acquisition or redemption of, shares ranking junior to the Preferred Stock or to any series thereof with respect to dividends or distribution of assets upon liquidation; and

                  (10) Any other designation, preference, power and right and any qualification, limitation or restriction thereon as may be fixed by resolution or resolutions of the Board of Directors under the Delaware Corporation Law.


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       Any of the Series Terms,  including  voting rights,  of any series may be made dependent upon facts ascertainable outside this Restated Certificate and the Series Terms Resolution, provided that the manner in which such facts shall operate upon such Series Terms is clearly and expressly set forth in this Restated Certificate or in the Series Terms Resolution.


B.     COMMON STOCK

       The Common Stock shall consist of Twenty Million (20,000,000) shares. The
powers,  preferences  and  rights,  and  the  qualifications,   limitations  and
restrictions of the Common Stock are as follows:

                  1. VOTING, ETC. Each holder of shares of Common Stock shall be entitled to one (1) vote for each share held. Each share of Common Stock is vested with all of the same rights and powers in all respects, including, without limitation, dividend and liquidation rights.

                  2. DIVIDENDS. When and as dividends are declared thereon, whether payable in cash, property or securities of the Corporation, holders of Common Stock will be entitled to share in such dividends ratably according to the number of shares of Common Stock held by such holder, subject to the rights of the holders of shares of any series of Preferred Stock set forth in any Series Terms Resolution.

                  3. LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for the payment of the debts and other liabilities of the Corporation and the payment or setting aside for payment of any preferential amount due to the holders of shares of any series of Preferred Stock, the holders of Common Stock shall be entitled to share, ratably according to the number of shares of Common Stock held by them, in the remaining assets of the Corporation available for distribution to its stockholders, subject to the rights of the holders of any shares of any class of stock or series ranking on parity with the Common Stock as to payment or distribution in such event.

                  4. ACTION BY STOCKHOLDERS. Except as otherwise provided in this Restated Certificate, no action may be taken by holders of shares of Common Stock except at a duly called annual or special meeting of stockholders.

       FIFTH: In furtherance and not in limitation of the powers conferred by statute, the Second Amended and Restated By-laws, as such By-Laws, may be from time to time amended, modified or supplemented (as amended, the "By-Laws"), of the Corporation may be modified, altered, amended or repealed by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors.

       SIXTH: The following provisions are inserted for purposes of the management of the business and conduct of the affairs of the Corporation and for creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:



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       A.         GENERAL POWER OF BOARD OF DIRECTORS.

                  The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a Board of Directors. The number of directors may be increased or decreased by the Board of Directors from time to time as provided in the By-laws.

       B.         CLASSIFIED BOARD OF DIRECTORS.

                  The Board of Directors of the Corporation shall be divided into three classes designated as Class A, Class B and Class C, each initially composed of such number of directors as is nearly as equal in number as is possible. Upon any change in the size of the Board of Directors, each class shall consist, as nearly as may be possible, of one-third (1/3) of the total number of directors constituting the entire Board of Directors.

                  The initial term of office of Class A directors shall expire at the next annual meeting of stockholders of the Corporation following the filing of the Corporation's Restated Certificate of Incorporation which was filed with the Office of the Secretary of State of the State of Delaware on December 19, 1996 (the "December 19, 1996 Restated Certificate"); the initial term of office of Class B directors shall expire at the second annual meeting of stockholders of the Corporation following the filing of the December 19, 1996 Restated Certificate of Incorporation; and the initial term of office of Class C directors shall expire at the third annual meeting of stockholders of the Corporation following the filing of the December 19, 1996 Restated Certificate of Incorporation. The initial designation of directors among Class A, Class B and Class C shall be made by the Board of Directors. At each annual meeting of stockholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders. Each director shall hold office for the term for which he or she was elected and until his or her successor is elected and qualified or until his or her resignation or removal. Any vacancy on the Board of Directors for any reason shall be filled in accordance with the By-laws.

       SEVENTH: No director of the Corporation shall have personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that nothing in this Article SEVENTH shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for any act or omission not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. In the event the Delaware Corporation Law is amended after the date hereof so as to authorize corporate action further eliminating or limiting the liability of directors of the Corporation, the liability of the directors shall thereupon be eliminated or limited to the maximum extent permitted by the Delaware Corporation Law, as so amended from time to time. Any repeal or modification of the foregoing provisions of this Article SEVENTH by the stockholders of the Corporation shall


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not adversely affect any right or protection of a director  existing at the time of such repeal or modification.

       EIGHTH: The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under Section 145 from and against any and all expense, liability, or other matter referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other right to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

       NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate, in any manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation and further subject to the condition that any amendment to each of Article Fourth, Sections B and C(4) of this Restated Certificate and this Article Ninth shall require the affirmative vote of holders of at least 67% of the issued and outstanding shares of the Corporation's capital stock entitled to vote thereon.



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                  IN WITNESS  WHEREOF,  3DX  Technologies  Inc.  has caused this
Restated Certificate of Incorporation to be signed by its duly authorized officer this 26th day of December, 1996.


                               /S/ C. EUGENE ENNIS
                               -----------------------------------------
                               C. Eugene Ennis
                               President and Chief Executive Officer



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                           CERTIFICATE OF AMENDMENT

                                      OF

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                             3DX TECHNOLOGIES INC.


            The undersigned, being the duly elected President of 3DX Technologies Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

            FIRST: That at a meeting of the Board of Directors of the Corporation at which all directors were present, resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation (the "Restated Certificate") of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED,  that Article SIXTH of the Restated  Certificate  of the Corporation is hereby amended and restated in its entirety to read as follows:

                  SIXTH: The powers of the Corporation  shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a Board of Directors. The number of directors may be increased or decreased by the Board of Directors from time to time as provided in the Bylaws.

            SECOND: That thereafter at a duly called meeting of the holders of a majority of the issued and outstanding capital stock of the Corporation, a majority of shares as required by statute were voted in favor of the amendment.

            THIRD: That such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

            IN WITNESS  WHEREOF,  said 3DX  Technologies  Inc.  has caused  this
Certificate of Amendment to be signed by C. Eugene Ennis, its President, this 13th day of June, 1997.


                               /S/ C. EUGENE ENNIS
                               -------------------------------------------
                                   C. Eugene Ennis, President